Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 6,000,000 shares of CaseyCorp Enterprises, Inc. common stock of our report dated November 29, 2007 on the financial statements of CaseyCorp Enterprises, Inc. for the period February 21, 2007 (inception) to September 30, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Wolinetz, Lafazan & Company, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
December 6, 2007